                             LERNER & PEARCE,  P.A.

                          2888 EAST OAKLAND PARK BLVD.
                         FORT LAUDERDALE, FLORIDA 33308
                           TELEPHONE  (954) 563-8111
                           FACSIMILE (954) 563-8522

                                 July 22, 1999


                                                                   Exhibit 10.8


Via Facsimile
(215) 864-2929
and U.S. Mail

Alan L. Frank, Esq.
Frank & Rosen
Eleven Penn Center
1835 Market Street, Suite 320
Philade1phia, P A 19103

    Re:    U.Link, Inc./IPO/Golden/Paul/Settlement Agreement

Dear Alan:

    This Settlement Agreement ("Agreement") will confirm the substantive details of the settlement proposal of all outstanding disputes between Mark and Lee Golden, Phillip Hofmann and Alan Cohen (collectively, the "Golden Group") and U.Link, Inc. and its principals, John Rafanello, Michael S. Paul, Stephanie Paul, Alan L. Frank, Robin S. Frank, Lance S. Rosen, and Laurie Rosen (collectively, the "Paul Group").


     l. The equity ownerships shall be adjusted such that the Golden Group shall cause 780,272 of their common shares to be canceled ab initio and rescinded by U.Link. Said shares shall be immediately retired by U.Link. These shares may under no circumstances be reissued by U .Link unless and until the contemplated initial public offering ("IPO") underwriting has been satisfactorily completed.

     2. The Golden and Paul Groups shall be entitled to sell, without restriction, up to 25,000 shares and 50,000 shares of common stock, respectively, ninety-one (91) days after the effective date of the offering. U.Link shall use its best efforts to register all of the above shares in the SB-2 Registration Statement (.'Registration Statement"), for the purpose of immediate sale. With respect to this item, share certificates shall be issued in the following manner:

                 Lee Golden              12,500 shares

                 Alan Cohen              6,250 shares

                 Phillip s. Hofmann
                 Revocable Trust         6,250 shares

Alan L. Frank, Esq.
July 22, 1999
Page 2
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                 John Rafanello          25,000 shares


                 Michael S. Paul         25,000 shares

     3. All remaining shares owned by officers, directors and 5% shareholders shall be subject to the identical lock-up period imposed by the Underwriters, subject to the best efforts of the Paul Group to cause such restrictions on the transfer of the shares to be removed at the earliest possible time. In this regard the Paul Group shall use its best efforts to obtain from the Underwriter, a reduction of the lock-up agreement for all U.Link shareholders to six (6) months or less.

     4. The Golden Group shall tender to the Paul Group a proxy for their shares, which proxy shall immediately terminate to the extent such shares are sold to third parties.

     5. The Registration Statement on Form SB-2 or U.Link shall be filed with the Securities and Exchange Commission within thirty (30) business days from the date of the execution of this Settlement Agreement, with time being of the essence.

     6. Intentionally omitted

     7. The Golden Group shall not be required, following the adjustment of their shares, to "give back" any of their shares for the purposes of satisfying the conversion rights of any of the preferred shareholders.

     8. The Paul Group represents that there has been no material change to the capital stock of U.Link since April 21, 1999 (the date of the last SB-2draft received by the Golden Group); and there will be no material change to the capital stock of U.Link from the date of the execution of this Agreement to the completion of the IPO, except that U.Link has sold sixty-eight (68) shares of E Preferred stock. U.Link shall not sell or issue any shares of its capital stock until the effective date of the SB-2, unless H.D. Brous & Co., notifies U.Link that it cannot complete the public offering at a price of $10.00 per share or better, and U.Link elects to withdraw the Registration Statement. In such event U.Link reserves the right to sell equity securities in order to meet its working capital needs and pay its indebtedness. The Golden Group consents to the amendment by U.Link to its Certificate of Incorporation in order provide that the Series A Preferred Stock shall be converted into 2,121,000 shares of common stock, subject to adjustment in the event of stock splits, stock dividends and/or similar events, minus 1/2 of the shares of common stock necessary to be issued upon conversion of the Series B, C and D Preferred stock. Provided, further, that in the event there is a stock split, stock dividend or similar event, the Golden Group shall be treated in a like manner.

     9. Any directives from the Paul Group to Brous & Company, forbidding it to communicate with Golden Group, shall be limited to matters regarding the U.Link Registration

Alan L. Frank, Esq.
July 22, 1999
Page 3
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Statement. This restriction is not intended to limit the Golden Group's access to Brous & Company or its principals, or visa versa, for business or other matters related to U.Link.

     10. All individual parties to this Agreement may, without interference from any other party to this Agreement, sell their shares in a private transaction at any time. In addition, no party to this Agreement shall, in any way, impede or obstruct the ability of any other party to sell, transfer, encumber, or otherwise dispose of his/her shares in accordance with the Registration Statement and this Agreement.

     11. The final price at which the shares shall be offered pursuant to this Registration Statement is intended to be no less than $10 per share.

     12. Upon the execution of this Settlement Agreement, the Golden Group, and each of its members, including Mark Golden and the Paul Group, and each of its members, shall exchange general releases. The general release shall also cover all of the U.Link attorneys, its management, board of directors, subsidiaries, in all capacities, and all prior signatories to the letter agreements which preceded this Agreement. All releases required and contemplated by this paragraph shall be reciprocal and shall except from their terms the conditions, terms and provisions of this Agreement. This Agreement shall be held in escrow by respective counsel, pending receipt by Golden Group of the general releases satisfactory to all parties hereto.

     13. All prior agreements -- including May 4, 1998, May 4, 1998 (addendum), Feb. 12,1999, Feb.19, 1999, -- between the parties hereto shall remain in full force and effect except to the extent inconsistent with this Agreement, in which case the latter shall control; provided however should the Registration Statement not be timely filed in accordance with paragraph 5 above, or should the underwriter fail or refuse to complete the public offering and U.Link withdraws the Registration Statement, then this Agreement shall be deemed a nullity and the status of all parties shall be as if this Agreement was never drawn, with all rights preserved.

     14. In the event of a dispute arising from this Agreement, resolution shall be by arbitration consistent with May 4, 1998 letter agreement.

     15. Solely for informational purposes, the Paul Group shall E Mail to Mark Golden at MIG@MPINET.NET, the most recent draft of the SB-2, as well as the final version simultaneously with filing with the SEC.

     For the purposes of binding the parties to this Agreement, please have this letter countersigned by yourself and your clients in the space provided, if the terms and conditions are consistent with our previous understandings, and you are agreeable to the new terms added by the Golden Group. Other than the preparation of the general releases, I do not believe it would be necessary to execute a more formalized agreement. This Agreement may be signed in counterparts;

Alan L. Frank, Esq.
July 22, 1999
Page 4
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facsimile signatures shall be acceptable and binding, with original signatures to follow. One original Agreement fully executed shall be provided to the Golden Group and one to the Paul Group.

                                      Very truly yours,

                                      /s/Allan M. Lerner
                                      Allan M. Lerner (executed as to form only)


Accepted and Agreed To                        Accepted and Agreed To
this  ___________ day of July, 1999.          this  22nd day of July, 1999.

/s/ Alan L. Frank                             /s/ Mark Golden
------------------------------------          ---------------------------------
By: Alan L. Frank, Esq. Individually          Mark Golden, individually
and as to form

/s/ John Rafanello                            /s/ Lee Golden
-----------------------------------           ---------------------------------
John Rafanello, individually and as           Lee Golden, individually
President of U.Link, Inc

/s/ Michael S. Paul                           /s/ Phillip S. Hofmann
------------------------------------          ---------------------------------
Michael S. Paul, individually and as          Phillip S. Hofmann, individually
CEO of U.Link, Inc

/s/ Lance S. Rosen                            /s/ Alan Cohen
------------------------------------          ---------------------------------
Lance S. Rosen, individually                  Alan Cohen, individually

/s/ Stephanie Paul
------------------------------------
Stephanie Paul, individually

/s/ Robin S. Frank
------------------------------------
Robin S. Frank, individually

/s/ Laurie Rosen
------------------------------------
Laurie Rosen, individually

AML:pb